UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

Washington, D.C. 20549

SCHEDULE 14A

Proxy Statement Pursuant to Section 14(a) of the

Securities Exchange Act of 1934

(Amendment No. 2)

Filed by the Registrant  ☒                            Filed by a Party other than the Registrant  ☐

Check the appropriate box:

☐	Preliminary Proxy Statement

☐	Confidential, for Use of the Commission Only (as permitted by Rule 14a-6(e)(2))

☐	Definitive Proxy Statement

☒	Definitive Additional Materials

☐	Soliciting Material Pursuant to §240.14a-12

MCCORMICK & SCHMICK’S SEAFOOD RESTAURANTS, INC.
(Name of Registrant as Specified In Its Charter)

(Name of Person(s) Filing Proxy Statement, if other than the Registrant)

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☐	Fee computed on table below per Exchange Act Rules 14a-6(I)(4) and 0-11.

	(1)	Title of each class of securities to which the transaction applies:

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☐	Check box if any part of the fee is offset as provided by Exchange Act Rule 0-11(a)(2) and identify the filing for which the offsetting fee was paid previously. Identify the previous filing by registration statement number, or the Form or Schedule and the date of its filing.

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Explanatory Note

The definitive additional materials contained in this filing are the same as the Amendment No. 2 to Solicitation/Recommendation Statement on Schedule 14D-9, as amended, filed with the U.S. Securities and Exchange Commission on April 22, 2011. Item references herein are to items of the Amendment No. 2 to Solicitation/Recommendation Statement on Schedule 14D-9, as amended.

SECURITIES AND EXCHANGE COMMISSION

WASHINGTON, D.C. 20549

SCHEDULE 14D-9

Rule 14d-101

SOLICITATION/RECOMMENDATION STATEMENT

Under Section 14(d)(4)

of the Securities Exchange Act of 1934

(Amendment No. 2)

MCCORMICK & SCHMICK’S SEAFOOD RESTAURANTS, INC.

(Name of Subject Company)

MCCORMICK & SCHMICK’S SEAFOOD RESTAURANTS, INC.

(Name of Person(s) Filing Statement)

Common Stock, par value $0.001 per share

(Title of Class of Securities)

579793100

(CUSIP Number of Class of Securities)

William T. Freeman

Chief Executive Officer

1414 NW Northrup Street, Suite 700

Portland, Oregon 97209

(503) 226-3440

(Name, Address and Telephone Number of Person Authorized to Receive

Notices and Communications on Behalf of the Person(s) Filing Statement)

With a copy to:

Marcus J. Williams, Esq. Laura Baumann, Esq. Davis Wright Tremaine LLP 1201 Third Avenue Suite 2200 Seattle, Washington 98101 (206) 622-3150	David Fox, Esq. Thomas W. Christopher, Esq. Kirkland & Ellis LLP 601 Lexington Avenue New York, New York 10022 (212) 446-4800

☐	Check the box if the filing relates solely to preliminary communications made before the commencement of a tender offer.

Introduction

This Amendment No. 2 (this “Amendment”) amends and supplements the Solicitation/Recommendation Statement on Schedule 14D-9, originally filed with the U.S. Securities and Exchange Commission (the “SEC”) by McCormick & Schmick’s Seafood Restaurants, Inc., a Delaware corporation (the “Company”), on April 20, 2011, as amended on April 21, 2011 (as amended, the “Statement”). The Statement relates to the unsolicited tender offer (the “Offer”) made by LSRI Holdings, Inc. (“Bidder”), a Delaware corporation and a wholly owned subsidiary of Landry’s Restaurants, Inc. (“Landry’s”), a Delaware corporation, to purchase all of the outstanding Company Common Stock (other than those shares already owned by Tilman J. Fertitta, who is the controlling shareholder of both Bidder and Landry’s, and Mr. Fertitta’s affiliates), at a purchase price of $9.25 per share, net to seller in cash without interest thereon and less any required withholding tax, upon the terms and subject to the conditions set forth in the Offer to Purchase, dated April 7, 2011, and the related Letter of Transmittal, copies of which are attached to the Tender Offer Statement on Schedule TO filed with the SEC on April 7, 2011 by Bidder, Mr. Fertitta, and Landry’s.

Except as otherwise set forth below, the information set forth in the original Statement remains unchanged and is incorporated herein by reference as relevant to the items in this Amendment. Capitalized terms used but not defined herein have the meanings ascribed to them in the Statement.

Item 9.	Material to be Filed as Exhibits.

Item 9, “Material to be Filed as Exhibits” is hereby amended and supplemented by inserting the following exhibits thereto:

Exhibit	Item
(a)(7)	Letter to the Company Stockholders from the Company Board of Directors dated April 21, 2011.

(a)(8)	Letter to the Company Employees from William T. Freeman, William P. McCormick, and Douglas L. Schmick dated April 21, 2011.

SIGNATURE

After due inquiry and to the best of my knowledge and belief, I certify that the information set forth in this Solicitation/Recommendation Statement is true, complete and correct.

MCCORMICK & SCHMICK’S SEAFOOD RESTAURANTS, INC.

/s/ William T. Freeman
Name: William T. Freeman
Title: Chief Executive Officer

Dated: April 22, 2011

Exhibit (a)(7)

April 21, 2011

YOUR BOARD OF DIRECTORS RECOMMENDS THAT YOU

REJECT LSRI HOLDINGS’ OFFER AND NOT TENDER YOUR SHARES

Dear McCormick & Schmick’s Stockholder:

On April 7, 2011, LSRI Holdings, Inc. (“LSRI”), a subsidiary of Landry’s Restaurants, Inc. (“Landry’s”), commenced an unsolicited tender offer for all of the outstanding shares of McCormick & Schmick’s Seafood Restaurants, Inc. (“the Company”) not already owned by it or its affiliates for $9.25 per share in cash (“the offer”).

After careful consideration with the assistance of its independent financial and legal advisors, your Board of Directors unanimously rejected the unsolicited tender offer. The Board unanimously recommends that McCormick & Schmick’s stockholders not tender their shares into the offer, which the Board believes undervalues the Company’s current business and future prospects.

In making its determination, your Board considered, among other things:

•	The offer undervalues McCormick & Schmick’s current business and future prospects.

•	The offer occurs at what your Board believes is the beginning of an economic recovery from which McCormick & Schmick’s is well positioned to benefit.

•	The offer was opportunistically timed to take advantage of a trough in the Company’s stock price.

•	The offer is highly conditional, and places McCormick & Schmick’s and its stockholders at substantial risk that the offer will never be consummated.

•

In connection with prior acquisitions, including his coercive acquisition of Landry’s, the actions of Tilman J. Fertitta, the Chairman, President and CEO of Landry’s, of which LSRI Holdings is a wholly-owned subsidiary, raise doubt as to whether the offer would be consummated at the offer price or at the expected time.

•

The financing contingency would require McCormick & Schmick’s to provide Landry’s, LSRI Holdings and their banker, Jefferies Group, Inc., access to confidential information about the Company’s operations, plans and strategies, which could be used to the Company’s detriment.

In addition, LSRI Holdings recently filed a preliminary proxy statement, through which they are seeking to prevent a quorum at McCormick & Schmick’s 2011 Annual Meeting of Stockholders, scheduled for May 26, 2011. The Company believes LSRI Holdings and Mr. Fertitta are attempting to divert attention from the highly conditional, opportunistic and low offer. The Company urges all stockholders to ignore the solicitation from LSRI Holdings, to submit their proxies as requested by McCormick & Schmick’s Board, and to vote FOR all of the Company’s directors, who have acted, and are committed to continuing to act, in the best interests of all McCormick & Schmick’s stockholders, when you receive the Company’s proxy materials.

The Company also announced on April 20, 2011, that the Board has adopted a Stockholder Rights Plan with a term of 12 months. The Stockholder Rights Plan is intended to enable all of the Company’s stockholders to realize the full and fair value of their investment in the Company and reduce the likelihood that any person or group would gain control of the Company by open market accumulation or otherwise without paying a control premium for all common stock.

YOUR BOARD OF DIRECTORS WILL CONTINUE TO ACT IN YOUR BEST INTERESTS

Your Board believes that the LSRI Holdings offer undervalues the Company, is highly conditional, opportunistically timed and seeks to advance the financial and competitive interests of LSRI Holdings at the expense of all other McCormick & Schmick’s stockholders. The Board will continue to consult with its advisors regarding potential and appropriate next steps that will best serve the interests of the Company and all of its stockholders.

A complete discussion of these matters and the significant factors contributing to the Board of Directors’ recommendation is included in the enclosed Schedule 14D-9. We urge you to read the Schedule 14D-9 carefully and in its entirety so that you will be fully informed as to your Board of Directors’ recommendation. If you have any questions concerning the McCormick & Schmick’s Schedule 14D-9, please contact MacKenzie Partners, Inc., McCormick & Schmick’s proxy solicitor, by calling toll-free at (800) 322-2885 or (212) 929-5500 (call collect).

We appreciate your continued support.

Sincerely,

/s/ Douglas Schmick

Douglas Schmick

Chairman of the Board of Directors

ADDITIONAL INFORMATION

This communication does not constitute an offer to buy or solicitation of an offer to sell any securities. In response to the tender offer commenced by Tilman J. Fertitta, through his affiliate LSRI Holdings, Inc., a subsidiary of Landry’s Restaurants, Inc., the Company has filed a solicitation/recommendation statement on Schedule 14D-9 with the U.S. Securities and Exchange Commission (“SEC”). INVESTORS AND SECURITY HOLDERS OF THE COMPANY ARE URGED TO READ THESE AND OTHER DOCUMENTS FILED WITH THE SEC CAREFULLY WHEN THEY BECOME AVAILABLE BECAUSE THEY CONTAIN IMPORTANT INFORMATION. Investors and security holders may obtain free copies of these documents and other documents filed with the SEC by the registrant (when available) through the SEC’s Electronic Data Gathering and Retrieval database at http://www.sec.gov, or at the registrant’s website, http://www.mccormickandschmicks.com by clicking on the “Investor Relations” tab.

CERTAIN INFORMATION REGARDING PARTICIPANTS

The Company and certain of its respective directors and executive officers may be deemed to be participants under the rules of the SEC. Security holders may obtain information regarding the names, affiliations and interests of the Company’s directors and executive officers in the Company’s Annual Report on Form 10-K for the year ended December 29, 2010, which was filed with the SEC on March 11, 2011, and its proxy statement for the 2011 Annual Meeting, as amended, which was originally filed with the SEC on April 11, 2011, and was amended on April 14, 2011. These documents can be obtained free of charge from the sources indicated above. Additional information regarding the interests of these participants in any proxy solicitation and a description of their direct and indirect interests, by security holdings or otherwise, will also be included in any proxy statement and other relevant materials to be filed with the SEC if and when they become available.

Exhibit (a)(8)

April 21, 2011

Dear McCormick & Schmick’s Team,

Last night our office sent you a formal notice of our response to Landry’s unsolicited offer to purchase M&S. Today, Doug Schmick, Bill McCormick and I wanted to send you a follow-up letter expressing our sincere appreciation for all of your hard work and reiterating our commitment to you.

First, we want to let you know how much we appreciate the effort that each of you puts into making M&S the great company that it is. For 39 years, our operating teams have made our guests happy by consistently delivering outstanding food with a very high level of service and hospitality. We know that it takes a team of dedicated employees to make each meal an outstanding experience for each guest. You deliver on that day in and day out – and for that, we are very thankful to all of you.

Second, you should feel comfortable and confident that our Board of Directors is committed to doing what is in the best interests of our stockholders and our company. A restaurant company can only be successful if it is committed to its employees. As we continue to review all our options with our advisors, we will strive for an outcome that respects and appreciates the efforts of each of you.

Lastly, we want you to know that we are committed to continuing to do everything in our power to provide you with the necessary tools, training and support so you can better deliver an outstanding experience to our guests. As you know, we are committed to revitalizing our brand, and we will continue to support our hospitality initiatives, service programs and guest satisfaction efforts. We will achieve this through exciting new items coming from our culinary program, expanded connection to our guests through social and traditional marketing vehicles, continued emphasis on our private event business and ongoing facility upgrades.

We have had early success in all of these areas, including the investments we have made in a number of our facilities. It is this success which reinforces our belief that we should accelerate the investment in these programs. And we know that it is not the investment in our facilities that drives improved results – these investments merely provide our great team members with the opportunity to sell a better total experience to our guests. It’s clear from our initial results that you are making this happen!

In addition, to support you further, we will continue to invest in training initiatives across the company so that you and your fellow team members can provide the world-class experience that we know each and every one of you wants to deliver to our guests.

Again, thank you for everything that you do for M&S. We will continue to keep you apprised as developments occur. The one thing that we will ask from you during this time is to continue to do what our great team at M&S has done for the past four decades – make our guests happy!

Sincerely,

/s/ Bill Freeman, Bill McCormick and Doug Schmick

Bill Freeman, Bill McCormick and Doug Schmick

P.S. By the way, you will see a lot of legal language on letters to all employees like this until the process is over. Please understand that we wrote the letter you see above, and the thoughts and feelings come not from a lawyer’s pen, but from our heart!

Additional Information

This communication does not constitute an offer to buy or solicitation of an offer to sell any securities. In response to the tender offer commenced by Tilman J. Fertitta, through his affiliate LSRI Holdings, Inc., a subsidiary of Landry’s Restaurants, Inc., the Company has filed a solicitation/recommendation statement on Schedule 14D-9 with the U.S. Securities and Exchange Commission (“SEC”). INVESTORS AND SECURITY HOLDERS OF THE COMPANY ARE URGED TO READ THESE AND OTHER DOCUMENTS FILED WITH THE SEC CAREFULLY WHEN THEY BECOME AVAILABLE BECAUSE THEY CONTAIN IMPORTANT INFORMATION. Investors and security holders may obtain free copies of these documents and other documents filed with the SEC by the registrant (when available) through the SEC’s Electronic Data Gathering and Retrieval database at http://www.sec.gov., or at the registrant’s website, http://www.mccormickandschmicks.com by clicking on the “Investor Relations” tab.

Forward Looking Statements

Certain statements contained in this release constitute “forward-looking statements” within the meaning of Section 21E of the Securities Exchange Act of 1934, as amended. These statements are not guarantees of future performance or assurances of an expected course of action, and therefore, readers should not put undue reliance upon them. Some of the statements that are forward-looking include statements of belief or intent predicated on the Company’s expectations for future revenues and strategic opportunities. There are a large number of factors that can cause the Company to deviate from plans or to fall short of expectations. As to the forward-looking matters contained in this release, factors that can cause such changes include our ability to respond timely and in accordance with the laws applicable to the Company and its Board of Directors. The Company’s business as a whole is subject to a number of risks, and to the extent those risks are known to be material, they have been listed and discussed in the Company’s annual report on Form 10-K for the fiscal year ended December 29, 2010. Please note that forward-looking statements are current as of today. The Company undertakes no obligation to update or revise any forward-looking statements, whether as a result of new information, future events or otherwise, except to the extent required by law.